Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Reports
Net Income of $2.1 Million or $0.23 per Diluted Share for the First Quarter Ended March 31, 2023

Renton, Washington – April 27, 2023 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended March 31, 2023, of $2.1 million, or $0.23 per diluted share, compared to $3.2 million, or $0.35 per diluted share, for the quarter ended December 31, 2022, and $3.3 million, or $0.36 per diluted share, for the quarter ended March 31, 2022.

President and CEO Joseph W. Kiley III stated, “While there was significant turmoil in the banking industry in the quarter, I am pleased to report that our liquidity, capital and credit quality metrics remain very strong. I sincerely appreciate our loyal customers who recognize how differently our community bank operates compared to the large banks that failed during the quarter. Our liquidity continues to be a strength, with total available liquidity from cash, investment securities and our line of credit at the Federal Home Loan Bank totaling over $600 million at quarter end.”

“Credit quality remained strong, with nonperforming assets under $200,000 and additional loan delinquencies under $30,000 on total loans receivable of $1.2 billion,” noted Kiley. “During the quarter, we adopted the current expected credit loss accounting standard, which resulted in a one-time $500,000 increase to our allowance for credit losses and a corresponding net of tax adjustment of $395,000 to retained earnings. At quarter end, with an increase in loans receivable and an increase in the forecast for Washington State unemployment rates in future quarters, we also recognized a $300,000 provision for credit losses, increasing our allowance for credit losses on loans to $16.0 million compared to $15.2 million at year end,” continued Kiley.

“With the volatility in the banking industry following the failures of two large regional banks, deposit customers looked for options to insure more of their deposits across the industry. Accordingly, we saw the level of uninsured deposits improve to 23.6% of deposits as of quarter-end from 27.4% at the end of 2022. I am proud of the efforts of our employees to help customers maximize their insured deposits and communicate to them how we are different from the larger banks in the news,” concluded Kiley.

Highlights for the quarter ended March 31, 2023:
•	Net loans receivable increased by $17.7 million in the quarter to $1.18 billion at March 31, 2023.
•	The Company increased its regular quarterly cash dividend to shareholders by 8.3% to $0.13 per share from $0.12 per share.
•	The Bank’s Tier 1 leverage and total capital ratios were 10.2% and 15.6% at March 31, 2023, compared to 10.3% and 15.6% at December 31, 2022, and 10.5% and 15.3% at March 31, 2022, respectively.
•	Credit quality remained strong with nonperforming assets of $193,000, or 0.01% of total assets, and only $28,000 in additional loans over 30 days past due at March 31, 2023.
•
Based on management’s evaluation of the adequacy of the Allowance for Credit Losses (“ACL”) at March 31, 2023, the Bank recorded a $300,000 provision for credit losses during the quarter. This is in addition to the $500,000 that was added to the ACL upon the adoption of the Current Expected Credit Loss (“CECL”) accounting standard.

Deposits totaled $1.23 billion at March 31, 2023, compared to $1.17 billion at December 31, 2022, and $1.14 billion at March 31, 2022. Total deposits increased $57.1 million for the quarter ended March 31, 2023, compared to the quarter ended December 31, 2022, primarily due to a $66.5 million increase in brokered deposits. Due in large part to certificate of deposit promotions during the quarter, money market balances declined by $58.4 million, while retail certificate of deposit balances increased by $70.4 million. During the quarter, management elected to obtain additional funding in the wholesale markets due to the considerable volatility in the banking industry. At March 31, 2023, the Company held $71.0 million in interest-earning deposits that can be used to reduce brokered deposits and/or other wholesale liabilities in future periods, compared to $16.6 million at December 31, 2022, and $19.6 million at March 31, 2022.
The following table presents a breakdown of our total deposits (unaudited):

	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Three Month Change	One Year Change
	(Dollars in thousands)
Deposits:
Noninterest-bearing demand	$110,780	$119,944	$130,596	$(9,164)	$(19,816)
Interest-bearing demand	86,183	96,632	99,794	(10,449)	(13,611)
Savings	21,871	23,636	23,441	(1,765)	(1,570)
Money market	483,945	542,388	609,080	(58,443)	(125,135)
Certificates of deposit, retail	332,935	262,554	277,190	70,381	55,745
Brokered deposits	191,414	124,886	-	66,528	191,414
Total deposits	1,227,128	$1,170,040	$1,140,101	$57,088	$87,027

The following tables present an analysis of total deposits by branch office (unaudited):
March 31, 2023
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$33,227	$44,884	$14,033	$238,966	$244,560	$-	$575,670
Landing	2,721	1,407	184	15,056	6,411	-	25,779
Woodinville	3,084	2,438	1,116	10,971	14,101	-	31,710
Bothell	4,066	659	60	5,263	2,067	-	12,115
Crossroads	11,766	2,956	95	35,242	11,956	-	62,015
Kent	9,505	9,305	4	18,415	3,449	-	40,678
Kirkland	7,318	1,282	99	10,643	627	-	19,969
Issaquah	2,128	1,189	27	3,825	4,627	-	11,796
Total King County	73,815	64,120	15,618	338,381	287,798	-	779,732
Snohomish County
Mill Creek	7,001	3,089	617	12,487	6,190	-	29,384
Edmonds	15,282	6,247	884	26,726	13,183	-	62,322
Clearview	4,933	4,485	1,640	19,490	6,999	-	37,547
Lake Stevens	4,177	3,577	1,355	33,824	9,197	-	52,130
Smokey Point	2,836	4,287	1,745	46,825	7,782	-	63,475
Total Snohomish County	34,229	21,685	6,241	139,352	43,351	-	244,858
Pierce County
University Place	2,189	82	3	3,999	946	-	7,219
Gig Harbor	547	296	9	2,213	840	-	3,905
Total Pierce County	2,736	378	12	6,212	1,786	-	11,124

Brokered deposits	-	-	-	-	-	191,414	191,414

Total deposits	$110,780	$86,183	$21,871	$483,945	$332,935	$191,414	$1,227,128

December 31, 2022
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$35,123	$45,575	$15,515	$279,392	$203,463	$-	$579,068
Landing	3,781	1,720	143	18,153	3,771	-	27,568
Woodinville	2,925	3,315	1,181	15,648	10,428	-	33,497
Bothell	3,363	1,041	49	6,485	942	-	11,880
Crossroads	14,455	3,082	226	30,969	11,667	-	60,399
Kent	8,162	11,660	2	19,549	1,023	-	40,396
Kirkland	10,618	506	62	8,310	25	-	19,521
Issaquah	3,342	1,171	134	2,474	3,408	-	10,529
Total King County	81,769	68,070	17,312	380,980	234,727	-	782,858
Snohomish County
Mill Creek	6,594	4,005	911	15,445	5,443	-	32,398
Edmonds	16,619	6,191	766	33,904	7,768	-	65,248
Clearview	5,456	6,317	1,653	23,322	2,906	-	39,654
Lake Stevens	3,936	5,213	1,390	36,842	4,674	-	52,055
Smokey Point	2,617	6,330	1,391	46,486	6,012	-	62,836
Total Snohomish County	35,222	28,056	6,111	155,999	26,803	-	252,191
Pierce County
University Place	2,192	96	1	3,953	672	-	6,914
Gig Harbor	761	410	212	1,456	352	-	3,191
Total Pierce County	2,953	506	213	5,409	1,024	-	10,105

Brokered deposits	-	-	-	-	-	124,886	124,886

Total deposits	$119,944	$96,632	$23,636	$542,388	$262,554	$124,886	$1,170,040

Net loans receivable totaled $1.18 billion at March 31, 2023, compared to $1.17 billion at December 31, 2022, and $1.12 billion at March 31, 2022. During the quarter ended March 31, 2023, multifamily loans increased $16.5 million, one-to-four family residential loans increased $8.4 million, and consumer loans increased $6.1 million, which included an increase of $4.0 million in classic, collectible and other auto loans, partially offset by a $14.1 million decline in construction and land development loans. The average balance of net loans receivable totaled $1.17 billion for the quarter ended March 31, 2023, compared to $1.15 billion for the quarter ended December 31, 2022, and $1.12 billion for the quarter ended March 31, 2022.

The ACL represented 1.34% of total loans receivable at March 31, 2023, compared to the allowance for loan and lease losses (“ALLL”) to total loans receivable of 1.29% and 1.33% at December 31, 2022, and March 31, 2022, respectively.

There were $193,000 in nonperforming loans at both March 31, 2023, and December 31, 2022, compared to $179,000 at March 31, 2022. There was no other real estate owned (“OREO”) at March 31, 2023, December 31, 2022, or March 31, 2022.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Mar 31,	Dec 31,	Mar 31,	Three Month	One Year
	2023	2022	2022	Change	Change
	(Dollars in thousands)
Nonperforming loans:
Consumer	$193	$193	$179	$–	$14
Total nonperforming loans	193	193	179	–	14

OREO	–	–	–	–	–

Total nonperforming assets	$193	$193	$179	$–	$14

Nonperforming assets as a percent
of total assets	0.01%	0.01%	0.01%

Net interest income totaled $11.3 million for the quarter ended March 31, 2023, compared to $12.4 million for the quarter ended December 31, 2022, and $11.4 million for the quarter ended March 31, 2022. The decrease in the current quarter compared to the quarter ended December 31, 2022, was primarily due to higher interest expense on deposits and other borrowings, primarily reflecting the continued increase in market interest rates due to the ongoing increases to the targeted federal funds rate, and continued intense competition for deposits, partially offset by higher interest income on loans, including fees, and investments. Since March 2022, the Federal Open Market Committee of the Federal Reserve System has increased the target range for the federal funds rate by 475 basis points, including 50 basis points during the first quarter of 2023, to a range of 4.75% to 5.00%.

Total interest income was $18.5 million for the quarter ended March 31, 2023, compared to $17.3 million for the quarter ended December 31, 2022, and $12.9 million for the quarter ended March 31, 2022. The increase in the current quarter compared to the prior quarters was primarily due to an improvement in the average loan yield to 5.56% from 5.19% and 4.36% for the quarters ended December 31, 2022, and March 31, 2022, respectively, due in large part to recent increases in the targeted federal funds rate that increased our returns from LIBOR and Prime based variable rate loans and variable rate investment securities.

Total interest expense was $7.2 million for the quarter ended March 31, 2023, compared to $4.9 million for the quarter ended December 31, 2022, and $1.6 million for the quarter ended March 31, 2022. The average cost of interest-bearing deposits was 2.41% for the quarter ended March 31, 2023, compared to 1.51% for the quarter ended December 31, 2022, and 0.50% for the quarter ended March 31, 2022. The increase from the quarter ended December 31, 2022, was due primarily to increased interest expense on money market and certificate of deposit balances and the continued use of higher cost brokered deposits and wholesale sources to meet our funding needs. Advances from the FHLB increased to $160.0 million at March 31, 2023, compared to $145.0 million at December 31, 2022, and $95.0 million at March 31, 2022. At March 31, 2023, $95.0 million of our FHLB advances were tied to cash flow hedge agreements where the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements had a weighted average remaining term of 44 months and a weighted average fixed interest rate of 1.05% as of March 31, 2023. The average cost of borrowings was 2.69% for the quarter ended March 31, 2023, compared to 2.46% for the quarter ended December 31, 2022, and 1.28% for the quarter ended March 31, 2022.

The net interest margin was 3.22% for the quarter ended March 31, 2023, compared to 3.52% for the quarter ended December 31, 2022, and 3.43% for the quarter ended March 31, 2022. The decrease in the net interest margin for the quarter ended March 31, 2023, compared to the quarter ended December 31, 2022, was due primarily to the cost of interest-bearing liabilities increasing more than the yields on interest-earnings assets, with an 81-basis point increase in the Company’s average cost of interest-bearing liabilities to 2.44% from 1.63%, partially offset by a 39-basis point increase in the average yield on interest-earning assets to 5.29% from 4.90%.

Noninterest income for the quarter ended March 31, 2023, totaled $665,000, compared to $720,000 for the quarter ended December 31, 2022, and $789,000 for the quarter ended March 31, 2022. The decrease in noninterest income for the quarter ended March 31, 2023, compared to the quarter ended December 31, 2022, was primarily due to lower loan related fees and other noninterest income, partially offset by higher income on bank-owned life insurance. In addition, the prior quarter benefited from a net gain on sale of investments not duplicated in the current period. The decrease for the quarter ended March 31, 2023, compared to the prior year quarter, primarily reflects lower loan related fees and wealth management revenue.

Noninterest expense totaled $9.0 million for the quarter ended March 31, 2023, compared to $8.7 million for the quarter ended December 31, 2022, and $8.6 million for the quarter ended March 31, 2022. The increase in noninterest expense for the quarter ended March 31, 2023, compared to the quarter ended December 31, 2022, was primarily due to a $484,000 increase in salaries and employee benefits due to annual merit-based salary increases and expenses associated with enhancements to the Bank’s 401(k) plan for all eligible employees, whereas the prior quarter benefited from the absence of compensation expense related to the Bank’s Employee Stock Ownership Plan (“ESOP”) which matured and was fully allocated during the third quarter of 2022 and averaged approximately $458,000 in expense per quarter in the first three quarters of 2022.  The increase was partially offset by a $190,000 reduction in professional fees in the quarter. The increase in noninterest expense for the quarter ended March 31, 2023, compared to the quarter ended March 31, 2022, primarily reflects a $215,000 increase in other general and administrative expenses, including a $60,000 increase in reserve for unfunded commitments and a $54,000 increase in state and local taxes, a $200,000 increase in salaries and employee benefits and higher marketing expense, partially offset by lower occupancy and equipment expenses and professional fees.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing prices and supply chain disruptions, and any governmental or societal responses to new COVID-19 variants; the uncertain impacts of quantitative tightening and current and future monetary policies of the Federal Reserve; increased competitive pressures; changes in the interest rate environment; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2023 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

Assets	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Three Month Change	One Year Change
Cash on hand and in banks	$9,618	$7,722	$7,979	24.6%	20.5%
Interest-earning deposits with banks	70,998	16,598	19,633	327.8	261.6
Investments available-for-sale, at fair value	214,948	217,778	180,212	(1.3)	19.3
Investments held-to-maturity, at amortized cost	2,439	2,444	2,426	(0.2)	0.5
Loans receivable, net of allowance of $16,028, $15,227, and $15,159 respectively	1,184,750	1,167,083	1,121,382	1.5	5.7
Federal Home Loan Bank ("FHLB") stock, at cost	8,203	7,512	5,512	9.2	48.8
Accrued interest receivable	7,011	6,513	5,590	7.6	25.4
Deferred tax assets, net	2,990	2,597	1,069	15.1	179.7
Premises and equipment, net	20,732	21,192	22,254	(2.2)	(6.8)
Bank owned life insurance ("BOLI"), net	36,647	36,286	35,552	1.0	3.1
Prepaid expenses and other assets	11,336	12,479	8,451	(9.2)	34.1
Right of use asset ("ROU"), net	3,194	3,275	3,455	(2.5)	(7.6)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	516	548	650	(5.8)	(20.6)
Total assets	$1,574,271	$1,502,916	$1,415,054	4.7	11.3
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing deposits	$110,780	$119,944	$130,596	(7.6)	(15.2)
Interest-bearing deposits	1,116,348	1,050,096	1,009,505	6.3	10.6
Total deposits	1,227,128	1,170,040	1,140,101	4.9	7.6
Advances from the FHLB	160,000	145,000	95,000	10.3	68.4
Advance payments from borrowers for taxes and insurance	5,447	3,051	5,299	78.5	2.8
Lease liability, net	3,374	3,454	3,617	(2.3)	(6.7)
Accrued interest payable	749	328	112	128.4	568.8
Other liabilities	17,928	20,683	13,168	(12.8)	36.9
Total liabilities	1,414,626	1,342,556	1,257,297	5.4	12.5
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 9,148,086 shares at March 31, 2023, 9,127,595 shares at December 31, 2022, and 9,107,977 shares at March 31, 2022	92	91	91	1.1	1.1
Additional paid-in capital	72,445	72,424	71,780	0.0	0.9
Retained earnings	95,597	95,059	88,339	0.5	8.1
Accumulated other comprehensive loss, net of tax	(8,489)	(7,214)	(1,889)	17.7	349.4
Unearned Employee Stock Ownership Plan ("ESOP") shares	-	-	(564)	n/a	(100.0)
Total stockholders' equity	159,645	160,360	157,757	(0.5)	1.1
Total liabilities and stockholders' equity	$1,574,271	$1,502,916	$1,415,054	4.7%	11.3%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Three Month Change	One Year Change
Interest income
Loans, including fees	$16,029	$15,042	$12,001	6.6%	33.6%
Investments	2,105	2,007	831	4.9	153.3
Interest-earning deposits with banks	236	205	19	15.1	1142.1
Dividends on FHLB Stock	130	89	74	46.1	75.7
Total interest income	18,500	17,343	12,925	6.7	43.1
Interest expense
Deposits	6,332	3,972	1,257	59.4	403.7
FHLB advances and other borrowings	912	928	300	(1.7)	204.0
Total interest expense	7,244	4,900	1,557	47.8	365.3
Net interest income	11,256	12,443	11,368	(9.5)	(1.0)
Provision (recapture of provision) for credit losses	300	500	(500)	(40.0)	(160.0)
Net interest income after provision (recapture of provision) for credit losses	10,956	11,943	11,868	(8.3)	(7.7)

Noninterest income
Net gain on sale of investments	-	27	-	(100.0)	n/a
BOLI income	308	222	288	38.7	6.9
Wealth management revenue	45	36	82	25.0	(45.1)
Deposit related fees	223	231	215	(3.5)	3.7
Loan related fees	91	172	199	(47.1)	(54.3)
Other	(2)	32	5	(106.3)	(140.0)
Total noninterest income	665	720	789	(7.6)	(15.7)

Noninterest expense
Salaries and employee benefits	5,461	4,977	5,261	9.7	3.8
Occupancy and equipment	1,165	1,155	1,228	0.9	(5.1)
Professional fees	417	607	452	(31.3)	(7.7)
Data processing	686	634	677	8.2	1.3
Regulatory assessments	101	108	101	(6.5)	0.0
Insurance and bond premiums	130	111	129	17.1	0.8
Marketing	77	77	37	0.0	108.1
Other general and administrative	956	997	741	(4.1)	29.0
Total noninterest expense	8,993	8,666	8,626	3.8	4.3
Income before federal income tax provision	2,628	3,997	4,031	(34.3)	(34.8)
Federal income tax provision	506	771	771	(34.4)	(34.4)
Net income	$2,122	$3,226	$3,260	(34.2)%	(34.9)%

Basic earnings per share	$0.23	$0.35	$0.36
Diluted earnings per share	$0.23	$0.35	$0.36
Weighted average number of common shares outstanding	9,104,371	9,073,323	8,987,482
Weighted average number of diluted shares outstanding	9,173,276	9,149,044	9,117,432

The following table presents a breakdown of the loan portfolio (unaudited):
	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Multifamily	$143,430	11.9%	$126,895	10.7%	$152,855	13.4%
Total multifamily residential	143,430	11.9	126,895	10.7	152,855	13.4

Non-residential:
Office	79,795	6.6	84,315	7.1	87,394	7.7
Retail	130,502	10.9	132,595	11.2	142,725	12.6
Mobile home park	22,125	1.9	25,420	2.2	20,409	1.8
Hotel / motel	67,339	5.6	55,471	4.7	58,406	5.1
Nursing home	12,275	1.0	12,365	1.0	12,622	1.1
Warehouse	19,655	1.7	19,783	1.7	21,103	1.9
Storage	33,677	2.8	33,876	2.9	34,442	3.0
Other non-residential	43,619	3.6	44,057	3.6	39,887	3.5
Total non-residential	408,987	34.1	407,882	34.4	416,988	36.7

Construction/land:
One-to-four family residential	54,191	4.5	52,836	4.5	35,953	3.2
Multifamily	-	0.0	15,501	1.3	17,196	1.5
Commercial	-	0.0	-	0.0	6,189	0.5
Land development	9,801	0.8	9,783	0.8	15,359	1.4
Total construction/land	63,992	5.3	78,120	6.6	74,697	6.6

One-to-four family residential:
Permanent owner occupied	243,366	20.3	233,785	19.8	197,447	17.4
Permanent non-owner occupied	240,894	20.1	242,051	20.5	214,784	18.9
Total one-to-four family residential	484,260	40.4	475,836	40.3	412,231	36.3

Business:
Aircraft	2,051	0.1	2,086	0.1	4,647	0.4
Small Business Administration (“SBA”)	494	0.1	509	0.1	816	0.1
Paycheck Protection Plan (“PPP”)	708	0.1	785	0.1	5,181	0.5
Other business	28,415	2.3	27,991	2.4	19,902	1.7
Total business	31,668	2.6	31,371	2.7	30,546	2.7

Consumer:
Classic, collectible and other auto	57,703	4.8	53,705	4.6	38,781	3.4
Other consumer	10,469	0.9	8,350	0.7	10,650	0.9
Total consumer	68,172	5.7	62,055	5.3	49,431	4.3

Total loans	1,200,509	100.0%	1,182,159	100.0%	1,136,748	100.0%
Less:
Deferred loan (costs) fees, net	(269)		(151)		207
ACL	16,028		15,227		15,159
Loans receivable, net	$1,184,750		$1,167,083		$1,121,382

Concentrations of credit: (1)
Construction loans as % of total capital	44.9%		53.1%		51.9%
Total non-owner occupied commercial real estate as % of total capital	347.7%		346.9%		379.6%
 (1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	0.57%	0.86%	1.06%	0.79%	0.93%
Return on equity	5.31	8.04	9.88	7.11	8.33
Dividend payout ratio	56.52	34.29	27.40	38.51	33.20
Equity-to-assets ratio	10.14	10.67	10.64	10.78	11.15
Tangible equity-to-tangible assets ratio (2)	10.06	10.58	10.55	10.69	11.05
Net interest margin	3.22	3.52	3.65	3.53	3.43
Average interest-earning assets to average interest-bearing liabilities	117.78	117.93	119.08	120.21	119.59
Efficiency ratio	75.44	65.84	66.80	72.62	70.96
Noninterest expense as a percent of average total assets	2.42	2.30	2.43	2.60	2.46
Book value per common share	$17.45	$17.57	$17.30	$17.26	$17.32
Tangible book value per common share (2)	17.30	17.41	17.14	17.09	17.15

Capital Ratios: (3)
Tier 1 leverage ratio	10.24%	10.31%	10.43%	10.53%	10.51%
Common equity tier 1 capital ratio	14.33	14.37	14.24	14.22	14.08
Tier 1 capital ratio	14.33	14.37	14.24	14.22	14.08
Total capital ratio	15.59	15.62	15.49	15.47	15.33

Asset Quality Ratios: (4)
Nonperforming loans as a percent of total loans	0.02%	0.02%	0.02%	0.00%	0.02%
Nonperforming assets as a percent of total assets	0.01	0.01	0.02	0.00	0.01
ACL as a percent of total loans	1.34	1.29	1.27	1.33	1.33
Net (recoveries) charge-offs to average loans receivable, net	(0.00)	(0.00)	(0.00)	0.00	(0.00)

Allowance for Credit Losses:
ALLL, beginning of the quarter	$15,227	$14,726	$15,125	$15,159	$15,657
Beginning balance adjustment from adoption of Topic 326	500	-	-	-	-
Provision (recapture of provision)	300	500	(400)	-	(500)
Charge-offs	-	-	-	(37)	-
Recoveries	1	1	1	3	2
ACL, end of the quarter	$16,028	$15,227	$14,726	$15,125	$15,159
(1) Performance ratios are calculated on an annualized basis.
(2) Represent non-GAAP financial measures. Tangible equity-to-tangible assets ratio is calculated by dividing tangible equity by tangible assets. Tangible book value per common share is calculated by dividing tangible equity by common shares outstanding at period end. Tangible equity and tangible assets exclude goodwill and core deposit intangible assets. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	For the Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands)
Yields and Costs: (1)
Yield on loans	5.56%	5.19%	4.77%	4.41%	4.36%
Yield on investments	3.88	3.60	2.90	2.33	1.96
Yield on interest-earning deposits	4.40	3.31	2.02	0.67	0.15
Yield on FHLB stock	7.30	4.58	5.56	4.82	5.49
Yield on interest-earning assets	5.29%	4.90%	4.43%	4.04%	3.90%

Cost of interest-bearing deposits	2.41%	1.51%	0.87%	0.55%	0.50%
Cost of borrowings	2.69	2.46	1.48	1.21	1.28
Cost of interest-bearing liabilities	2.44%	1.63%	0.93%	0.61%	0.56%

Cost of total deposits	2.17%	1.36%	0.78%	0.49%	0.44%
Cost of funds	2.23	1.48	0.84	0.55	0.51

Average Balances:
Loans	$1,168,539	$1,150,181	$1,132,233	$1,117,079	$1,115,428
Investments	219,969	221,113	220,244	198,819	171,685
Interest-earning deposits	21,729	24,608	24,565	22,010	49,857
FHLB stock	7,219	7,710	5,923	5,905	5,467
Total interest-earning assets	$1,417,456	$1,403,612	$1,382,965	$1,343,813	$1,342,437

Interest-bearing deposits	$1,065,827	$1,040,357	$1,056,079	$1,013,080	$1,027,507
Borrowings	137,600	149,946	105,272	104,835	95,000
Total interest-bearing liabilities	1,203,427	1,190,303	1,161,351	1,117,915	1,122,507
Noninterest-bearing deposits	115,708	121,518	125,561	131,415	122,175
Total deposits and borrowings	$1,319,135	$1,311,821	$1,286,912	$1,249,330	$1,244,682

Average assets	$1,509,297	$1,496,125	$1,470,816	$1,431,003	$1,424,054
Average stockholders' equity	162,016	159,120	158,515	158,349	158,756
(1) Yields and costs are annualized.

Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of goodwill and core deposit intangible, net and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$159,645	$160,360	$157,890	$156,896	$157,757
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	516	548	582	616	650
Tangible equity (Non-GAAP)	$158,240	$158,923	$156,419	$155,391	$156,218

Total assets (GAAP)	$1,574,271	$1,502,916	$1,484,311	$1,454,768	$1,415,054
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	516	548	582	616	650
Tangible assets (Non-GAAP)	$1,572,866	$1,501,479	$1,482,840	$1,453,263	$1,413,515

Common shares outstanding at period end	9,148,086	9,127,595	9,127,595	9,091,533	9,107,977

Equity-to-assets ratio (GAAP)	10.14%	10.67%	10.64%	10.78%	11.15%
Tangible equity-to-tangible assets ratio (Non‑GAAP)	10.06	10.58	10.55	10.69	11.05
Book value per common share (GAAP)	$17.45	$17.57	$17.30	$17.26	$17.32
Tangible book value per share (Non-GAAP)	17.30	17.41	17.14	17.09	17.15